Exhibit 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) dated May 19, 2008  by and between National Stem Cell Holding, Inc., a Delaware corporation, (“National Stem Cell”), with its principal place of business at 187 Mill Lane, Mountainside, New Jersey 07052 and Kenneth Steiner, M.D., residing at 411 Osprey Lane, Brielle, New Jersey 08730 (the “Executive”) (collectively the "Parties").

WHEREAS, the Parties desire to enter into the Agreement to reflect the Executive’s capacities in National Stem Cell’s business and to provide for National Stem Cell’s employment of the Executive; and

WHEREAS, the Parties wish to set forth the terms and conditions of that employment;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.

Term

National Stem Cell hereby employs the Executive; and the Executive hereby accepts employment with National Stem Cell as Chief Operating Officer, upon the terms and conditions set forth in the Agreement. Unless terminated earlier pursuant to Section 5, the Executive’s employment shall be for the period commencing May 19, 2008 (the “Commencement Date”) and ending May 18, 2010. The Initial Term, together with any such extension, shall be referred to herein as the “contract period.”

2.

Title; Duties

During the contract period, the Executive shall be employed in the business of National Stem Cell and its affiliates.

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to build and thereafter lead an effective and cohesive executive management team with effective succession planning;

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 to represent National Stem Cell to city, government, regulatory authorities, the media, shareholders and the general public;

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to manage the creation of an appropriate vision and long-term strategy for National Stem Cell to be agreed by the Chief Executive Officer (“CEO”) and the Board of Directors (the “Board”);

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to successfully implement National Stem Cell's strategy as agreed by the CEO and the Board;

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to develop and put in place strategic operating plans and budgets for each of National Stem Cell's business units to reflect the longer-term objectives and priorities of the CEO and the Board operations and controls;

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to take remedial action where necessary and to inform the CEO of any significant changes;

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to establish an appropriate corporate structure for National Stem Cell;

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to ensure appropriate and satisfactory systems are in place for monitoring group performance against plans and budgets;

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to put in place an effective system of controls throughout National Stem Cell, covering nonfinancial as well as financial controls;

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to ensure that operating objectives and standards of performance are not only understood but followed by management and employees;

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to ensure that National Stem Cell and its businesses comply with all applicable legal and regulatory requirements and, where appropriate, best practices;

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to ensure that appropriate standards of conduct are established and complied with;

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to liaise with the CEO and keep him informed;

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to report to the CEO and the Board regularly on the operation of National Stem Cell's businesses both at Board meetings and at other times;

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to provide such information to the Board as the  Board and the CEO require in order for the CEO and the Board to assess the performance of the business and the achievement of the agreed strategy and budget;

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to provide an appropriate and satisfactory system for financial management reporting on a monthly basis;

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to ensure that a system is in place for effective communication with the executive management team and other employees;

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 to be responsible for all corporate communications and to plan and carry out an effective program of investor relations; and

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to ensure effective communication with shareholders, analysts and the media and to respond appropriately to media and public relations issues

The Executive shall report to the Chief Executive Officer, who shall have the authority to direct, control and supervise the activities of the Executive.

3.

Extent of Services

The Executive may, without impairing or otherwise adversely affecting the Executive’s performance of his duties to National Stem Cell, (i) engage in personal investments and charitable, professional and civic activities, and (ii) serve on the Boards of Directors of corporations other than National Stem Cell, all of which be disclosed to the Board in writing.

4.

Compensation and Benefits

(a)

Fees. National Stem Cell shall pay the Executive a gross base fee for the period ending June 15, 2009 (“Base Fee”) payable in shares of the common stock as follows: 500,000 shares on signing this Agreement and 500,000 shares every four months thereafter. The Board, or, if established, National Stem Cell’s compensation committee (the “Compensation Committee”) shall review the Executive’s Base Fee annually and may increase (but not decrease) the Executive’s Base Fee as in effect from time to time as the compensation committee shall deem appropriate.

The Executive understands that National Stem Cell does not report annual, quarterly and other reports with the Securities and Exchange Commission (“SEC”); has minimal revenues; has suffered losses in each year since its formation; its common stock trades on the most junior market, the Pink Sheets and that trading is at best light; that the shares issued to the Executive are restricted and certificates will contain a legend stating that the shares cannot be publicly sold in the absence of an effective registration statement filed with the SEC; and even if the shares become publicly tradable there is no assurance that a trading market will exist for the shares. All shares issued pursuant to this Agreementvest at least one year from the date of earning and under Rule 144 promulgated under the Securities Act of 1933, may not be publicly sold until a period of at least one year after vesting.

 (b)

Benefits. The Executive shall be eligible to participate in such life, health, and disability insurance, pension, deferred compensation and incentive plans, options and awards, performance bonuses and other benefits as National Stem Cell extends to its executives.

(c)

Reimbursement of Business Expenses. National Stem Cell shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under the Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as National Stem Cell may reasonably request.

5.

Termination

Either Party may terminate employment of the Executive under the Agreement without cause in which event, if such termination is accomplished by National Stem Cell, the Executive will be entitled to compensation and benefits to the end of the Contract Period; and if by the Executive, his compensation shall reduced pro rata.

National Stem Cell may terminate the Agreement at any time for cause, which will reduce the Executive’s compensation and benefits pro rata.

The Executive may terminate his employment under the Agreement at any time for good reason in that (i) the assignment to the Executive of substantial duties or responsibilities inconsistent with the Executive’s position at National Stem Cell, or any other action by National Stem Cell which results in a substantial diminution or other substantive adverse change in the Executive’s duties or responsibilities, (ii) National Stem Cell’s failure to pay the Executive any Base Fee or other compensation to which he becomes entitled, or (iii) National Stem Cell’s breach of any of its other obligations under the Agreement. In this event, compensation and benefits shall continue to the end of the Contract Period.

The Executive’s employment shall terminate immediately upon his death or disability which shall mean such physical or mental impairment as would render the Executive eligible to receive benefits under the long-term disability insurance policy or plan then made available by National Stem Cell to the Executive. In this event, compensation and benefits shall continue to the end of the Contract Period.

6.

Confidentiality

(a)

Definition of Proprietary Information. The Executive acknowledges that he may be furnished or may otherwise receive or have access to confidential information which relates to National Stem Cell’s past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of National Stem Cell, or of a third Party which provided proprietary information to National Stem Cell on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by National Stem Cell and the Executive as proprietary and confidential (the “Proprietary Information”).

(b)

Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information in the public domain not as a result of a breach of any duty by the Executive or any other person.

(c)

Obligations. Both during and after the contract period, the Executive agrees to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before the Agreement is signed or afterward (except as required by applicable law or otherwise as necessary in connection with the performance of the Executive’s duties to National Stem Cell hereunder). In addition, the Executive shall not (i) disclose or disseminate the Proprietary Information to any third Party, including employees of National Stem Cell (or their affiliates) without a legitimate business need to know; (ii) remove the Proprietary Information from National Stem Cell’s premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third Party.

(d)

Return of Proprietary Information. The Executive acknowledges and agrees that all the Proprietary Information used or generated during the course of working for National Stem Cell is the property of National Stem Cell. The Executive agrees to deliver to National Stem Cell all documents and other tangibles (including diskettes and other storage media) containing the Proprietary Information at any time upon request by the Board of Directors during his employment and immediately upon termination of his employment.

7.

Noncompetition

(a)

Restriction on Competition. For the period of the Executive’s employment with National Stem Cell and for 24 months following the expiration or termination of the Executive’s employment by National Stem Cell (the “Restricted Period”), provided, however, that the Restricted Period shall only extend for six months following the expiration or termination of the Executive’s employment if the Executive’s employment is terminated following a Change in Control, the Executive will not engage, directly or indirectly, as an owner, director, trustee, manager, member, employee, executive, partner, principal, agent, representative, , or in any other individual, corporate or representative capacity, in any business that National Stem Cell conducts as of the date of the Executive’s termination of employment. Notwithstanding the foregoing, the Executive shall not be deemed to have violated this Section 8(a) solely by reason of his passive ownership of less than 5% of the outstanding stock of any publicly traded corporation or other entity.

(b)

Non-Solicitation of Clients. During the Restricted Period, the Executive agrees not to solicit, directly or indirectly, on his own behalf or on behalf of any other person(s), any client of National Stem Cell whom National Stem Cell had provided services at any time during the Executive’s employment with National Stem Cell in any line of business that National Stem Cell conducts as of the date of the Executive’s termination of employment or that National Stem Cell is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by National Stem Cell. Stem Cell is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by National Stem Cell.

(c)

Non-Solicitation of Employees. During the Restricted Period, the Executive agrees that he will not, directly or indirectly, hire or attempt to hire or cause any business, other than an affiliate of National Stem Cell, to hire any person who is then or was at any time during the preceding six months an employee of National Stem Cell and who is at the time of such hire or attempted hire, or was at the date of such employee’s separation from National Stem Cell a vice president, senior vice president or executive vice president or other senior executive employee of National Stem Cell.

(d)

Acknowledgment. The Executive acknowledges that he will acquire much Proprietary Information concerning the past, present and future business of National Stem Cell as the result of his employment, as well as access to the relationships between National Stem Cell and National Stem Cell and their clients and employees. The Executive further acknowledges that the business of National Stem Cell is very competitive and that competition by him in that business during his employment, or after his employment terminates, would severely injure National Stem Cell. The Executive understands and agrees that the restrictions contained in this Section 8 are reasonable and are required for National Stem Cell’s legitimate protection, and do not unduly limit his ability to earn a livelihood.

(e)

Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Sections 7 and 8 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, National Stem Cell shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to National Stem Cell under law or in equity (including, without limitation, the recovery of damages):

(i)

The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

(ii)

The right and remedy to require the Executive to account for and pay over to National Stem Cell and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to National Stem Cell and, if applicable, its affected affiliates.

(f)

Without limiting Section 11(i), if any court or other decision-maker of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(g)

The provisions of Section 8(a) shall not apply in the event that the Agreement is not renewed as provided in Section 1.

8.

Executive Representation

The Executive represents and warrants to National Stem Cell that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with the Agreement or which would prevent him from performing his obligations under the Agreement.

9.

Enforcement and Indemnification

(a)

National Stem Cell. in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as National Stem Cell or National Stem Cell shall elect to enforce the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of National Stem Cell and the Executive that such determination not bar or in any way affect National Stem Cell’s right, or the right of any of its affiliates, to the relief provided in Section 8(e) above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. The Parties hereby agree to waive right to a trial by jury for any and all disputes hereunder (whether or not relating to the Restrictive Covenants).

(b)

National Stem Cell will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive, including the cost of legal counsel selected and retained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a Party by reason of the Executive being or having been an officer, director, or employee of National Stem Cell or any subsidiary or affiliate of National Stem Cell. National Stem Cell agrees to pay to the Executive in advance of the final disposition of any proceeding all such amounts incurred or suffered.

10.

Miscellaneous

(a)

Litigation and Regulatory Cooperation. During and after Executive’s employment, Executive shall reasonably cooperate with National Stem Cell in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of National Stem Cell which relate to events or occurrences that transpired while Executive was employed by National Stem Cell; provided, however, that such cooperation shall not materially and adversely affect Executive or expose Executive to an increased probability of civil or criminal litigation. Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of National Stem Cell at mutually convenient times. During and after Executive’s employment, Executive also shall cooperate fully with National Stem Cell in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by National Stem Cell. National Stem Cell shall also provide Executive with compensation on an hourly basis (to be derived from the sum of his Base Fee and average annual incentive compensation) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Executive for all costs and expenses incurred in connection with his performance under this Section 11(a), including, but not limited to, reasonable attorneys’ fees and costs.

(b)

Taxes. The Executive agrees to be solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, Workers’ Compensation Insurance, if any; and the Executive agrees to defend, indemnify and hold Company harmless from any and all claims, damages, liability, attorneys’ fees and expenses on account of (i) an alleged failure by the Executive to satisfy any such obligations or any other obligation (under this Agreement or otherwise) or (ii) any other action or inaction of the Executive.

(c)

Responsibility for Insurance. In the performance of this Agreement the Executive is acting on his own behalf and not as an employee or agent of National Stem Cell. The Executive shall be solely responsible for any physical or other injuries to persons or damage to property.

(d)

Non-Solicitation. Executive agrees that during the Term and for one year thereafter, the Executive will not encourage or solicit any employee or Executive of Company to leave National Stem Cell for any reason.

(e)

Legal Relationship. The Parties agree that the Executive is an independent contractor and shall not in any way be deemed to be an employee of National Stem Cell and the Executive shall not have the authority to bind National Stem Cell or act on National Stem Cell’s behalf with third parties except as expressly permitted by National Stem Cell in writing.

(f)

Notices. All notices required or permitted under the Agreement shall be in writing and shall be deemed effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight delivery service, when received, addressed as follows:

(i)

If to National Stem Cell, to:

Michael Cohen, CEO

National Stem Cell Holding, Inc.

187 Mill Lane

Mountainside, NJ 07052

Phone: 917-714-8929

Fax:  973-833-0277

Email: mcohen@nationalstemcell.com

(ii)

If to the Executive, to:

Kenneth Steiner, M.D.

411 Osprey Lane

            Brielle, New Jersey 08730

Phone: 732 397 5717

Email: hrhkenneth@gmail.com

or to such other address or addresses as either Party shall designate to the other in writing from time to time by like notice.

(g)

Pronouns. Whenever the context may require, any pronouns used in the Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(h)

Entire Agreement. the Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of the Agreement.

(i)

Amendment. The Agreement may be amended or modified only by a written instrument executed by both National Stem Cell and the Executive.

(j)

Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(k)

Successors and Assigns. the Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which or into which National Stem Cell may be merged or which may succeed to its assets or business or any entity to which National Stem Cell may assign its rights and obligations under the Agreement; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

(l)

Waiver. No delays or omission by National Stem Cell or the Executive in exercising any right under the Agreement shall operate as a waiver of that or any other right. A waiver or consent given by National Stem Cell or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(m)

Captions. The captions appearing in the Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of the Agreement.

(n)

Severability. In case any provision of the Agreement shall be held by a court or arbitrator with jurisdiction over the Parties to the Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

 (o)

Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the day and year first above written.

SIGNATURE PAGE

NATIONAL STEM CELL HOLDING, INC.

By: /s/ Michael Cohen

Name: Michael Cohen

Title: Chief Executive Officer

The Executive

/s/ Kenneth Steiner

Name: Kenneth Steiner, M.D.